                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant[x]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]   Preliminary proxy statement    [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            INTRANET SOLUTIONS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of filing fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2)    Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    (4)    Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5)    Total fee paid:
--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)    Amount previously paid:
--------------------------------------------------------------------------------
    (2)    Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
    (3)    Filing Party:
--------------------------------------------------------------------------------
    (4)    Date Filed:
--------------------------------------------------------------------------------

                            INTRANET SOLUTIONS, INC.
                              Lake Corporate Center
                                8091 Wallace Road
                          Eden Prairie, Minnesota 55344
                  ------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               September 16, 1998
                  ------------------------------------------

TO THE SHAREHOLDERS OF INTRANET SOLUTIONS, INC.:

      Please take notice that the Annual Meeting of Shareholders of IntraNet Solutions, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota, 55343 at 3:30 p.m. on September 16, 1998, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

      1.   To elect six directors.

      2. To approve an amendment to the Company's 1994-1997 Stock Option and Compensation Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,500,000 to 3,100,000 shares.

      3.   To approve the adoption of the 1997 Director Stock Option Plan.

      4. To transact any other business as may properly come before the meeting or any adjournments thereof.

      Pursuant to due action of the Board of Directors, shareholders of record on July 21, 1998, will be entitled to vote at the meeting or any adjournments thereof.

      A proxy for the meeting is enclosed herewith. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey J. Sjobeck
                                          Jeffrey J. Sjobeck,
                                          Chief Financial Officer and Secretary

Dated:  August 12, 1998


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT

                                       OF

                            INTRANET SOLUTIONS, INC.
                              Lake Corporate Center
                                8091 Wallace Road
                          Eden Prairie, Minnesota 55344


                  ------------------------------------------


                  Annual Meeting of Shareholders to be Held
                               September 16, 1998

                  ------------------------------------------



                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IntraNet Solutions, Inc. (the "Company") for use at the annual meeting of shareholders to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on September 16, 1998 at 3:30 p.m. and at any adjournment thereof.

      All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein, FOR the amendment to the Company's 1994-1997 Stock Option and Compensation Plan and FOR the adoption of the 1997 Director Stock Option Plan, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

      Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

      The Board of Directors of the Company has fixed the close of business on July 21, 1998 as the record date for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 8,681,983 shares of common stock issued and outstanding. Each such share of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting, this Proxy Statement and the form of proxy are first being mailed to shareholders of the Company on or about August 12, 1998.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. David D. Koentopf has resigned from the Board as of August 1, 1998 and is not standing for reelection. All of the persons listed below have consented to serve as a director, if elected. If all six nominees are elected, there will be one vacancy on the Board which will be filled at a later date. The Board of Directors proposes for election the nominees listed below:

      Robert F. Olson, age 42, serves as the Company's President and Chief Executive Officer. Prior to the Merger (as such term is defined in "Certain Transactions" below), Mr. Olson founded IntraNet Integration Group, Inc. and served as its President, Chief Executive Officer and Chairman of its Board of Directors since its inception in April 1990. From 1987 to 1990, Mr. Olson served as the general manager of the Greatway Communications Division of Anderberg-Lund Printing Company, an electronic publishing sales and services organization. From 1981 to 1987, Mr. Olson was involved in general management and marketing capacities in several electronic publishing service and resale start-up organizations.

      Jeffrey J. Sjobeck, age 38, serves as the Company's Chief Financial Officer, Secretary and as a director. Prior to the Merger, Mr. Sjobeck served as a director of IntraNet Integration Group, Inc. from June 1995 and chief financial officer of IntraNet Integration Group, Inc. from December 1994. From June 1993 to November 1994, Mr. Sjobeck served as chief financial officer of Innovative Gaming Corporation of America, Reno, Nevada, which company develops, manufactures and distributes gaming equipment. From June 1990 to May 1993, Mr. Sjobeck served as controller and chief financial officer of James Phillips Company. From October 1984 to May 1990, Mr. Sjobeck was employed in the Audit and Accounting division of Coopers & Lybrand LLP.

      Paul R. Anderson, age 39, became a member of the Board in November 1997. Mr. Anderson began his career as a corporate lawyer specializing in high-technology companies. Since 1988, Mr. Anderson has served in a variety of managerial positions for Adobe Systems, Inc., San Jose, California, which develops and supports software products enabling users to use information across all print and electronic media. He has been Vice President - Type and Content since 1997, in which he manages development and product marketing for Adobe's type, clip-art and stock photography product lines. From 1996 to 1997 he was Vice President and General Manager - Publishing Division and had profit and loss responsibility for Adobe's Type and FrameMaker product lines. From 1993 to 1996, he served in the Application Products Division, variously as Director - International, Senior Director - Pacific Rim and then as Vice President - Pacific Rim. From 1988 to 1992, he managed the opening of Adobe's Tokyo office and managed the applications products business in Japan. Mr. Anderson also serves on the board of Datalogics Inc.

      Ronald E. Eibensteiner, age 46, has been an investor in numerous development stage and technology companies, having served as president and founder of Wyncrest Capital, Inc. since 1990. Mr. Eibensteiner is also Chairman of OneLink Communications, Inc., a telecommunications service provider; a co-founder of Diametrics Medical, Inc., a manufacturer of blood gas systems; and a director of Reality Interactive, an electronic publisher of information for Fortune 500 companies. From 1992 to 1996, Mr. Eibensteiner served as chairman of Prodea Software Corporation, a data warehousing software company, until its sale to Platinum Technology, Inc. in January 1996.

      Kenneth H. Holec, age 43, has been a director of the Company since February 1998. Mr. Holec is President and Chief Executive Officer of ShowCase Corporation, a data warehousing solutions supplier. Prior to that he spent over 13 years at Minneapolis-based Lawson Software, a provider of high-end financial and human resource management software solutions, where he served as President and CEO from 1985 to 1993. Mr. Holec serves on the Minnesota Software Association Board of Directors and Executive Committee.

      Steven C. Waldron, age 50, joined the Board in February 1998. He has been President and Chief Executive Officer of St. Paul Software, an electronic data interchange software provider that markets its high-end software products to Fortune 1000 companies worldwide, since 1995. From 1992 to 1995 he was president of Innovex, a corporation with three divisions providing disk drive components, software and medical services with $70 million in annual revenues. Prior to that he was President and CEO of Norstan Communications, a supplier of telecommunications hardware and software, a company that he helped start and was associated with for 12 years.

PROXIES AND VOTING

      The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting is required for election to the Board of each of the six nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

      All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

THE BOARD AND ITS COMMITTEES

      The Board of Directors met six times and took action by written action in lieu of a meeting 15 times during the year ended March 31, 1998.

      The Company maintains an Audit Committee to review the scope and results of the annual audit and other accounting related services. The Audit Committee consists of Messrs. Anderson and Eibensteiner. Henry Fong and David D. Koentopf, former outside directors of the Company, served on the Audit Committee until their respective resignations from the Board on October 31, 1997 and August 1, 1998, respectively. Mr. Anderson was appointed to the Committee on November 4, 1997. The Audit Committee took action once by unanimous written action during fiscal 1998.

      The Company also maintains a Compensation and Stock Option Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. The members of the Compensation and Stock Option Committee are Messrs. Eibensteiner, Holec and Waldron. Mr. Fong served on that Committee until his resignation from the Board on October 31, 1997. On May 12, 1998, Mr. Koentopf resigned from the Committee and Messrs. Holec and Waldron were appointed to the Committee. The Compensation and Stock Option Committee took action five times by unanimous written action during fiscal 1998.

      Except as described in this paragraph, the Company has not compensated its directors in their capacities as directors. On April 23, 1997, the Company granted to each of Messrs. Eibensteiner, Fong, and Koentopf, the then non-employee directors, options to purchase 30,000 shares of the Company's common stock at an exercise price of $4.00 per share. Each of the options vests in three annual 10,000-share increments beginning on July 31, 1997. On January 12, 1998, the Company granted to Messrs. Anderson, Holec and Waldron, non-employee directors of the Company, options to purchase 30,000 shares of common stock at an exercise price of $6.00 per share. Each of the options granted to Messrs. Holec and Waldron vests in three annual 10,000-share increments beginning on January 12, 1999. The options granted to Mr. Anderson vest in three annual 10,000-share increments beginning on December 1, 1998.

      All of the option grants described in the preceding paragraph, except for the option grant to Mr. Fong, are subject to approval by the shareholders of the proposal to adopt the 1997 Director Stock Option Plan. See "Proposal No. 3
- Proposal to Approve the Adoption of the 1997 Director Stock Option Plan
- New Plan Benefits." The options granted to Mr. Fong were granted under the Company's 1994-1997 Stock Option and Compensation Plan.


                             PRINCIPAL SHAREHOLDERS

      The Company has outstanding one class of voting securities, common stock, $0.01 par value, of which 8,681,983 shares were outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of shareholders.

      The following table sets forth as of the Record Date certain information regarding the beneficial ownership of shares of common stock by each director of the Company, each nominee for director, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                               NUMBER OF SHARES   PERCENT OF
                                                 BENEFICIALLY    OUTSTANDING
      NAME OF BENEFICIAL OWNER                       OWNED          SHARES
      ---------------------------------------- ---------------- --------------
      Robert F. Olson (1).....................    4,116,632           46.7

      Jeffrey J. Sjobeck (2) .................       50,169             *

      James G. Sippl (3)......................       96,250            1.1

      Paul R. Anderson........................           --             --

      Ronald E. Eibensteiner (4)..............      298,571            3.4

      Kenneth H. Holec........................           --             --

      David D. Koentopf (5)...................       37,229             *

      Steven C. Waldron.......................           --             --

      Equitex, Inc. (6).......................      473,250            5.5

      Perkins Capital Management I (7)........      513,200            5.9

      All directors and executive
      officers
       as a group (8 persons) (8).............    4,598,851           50.5

---------------
* Less than 1%.

(1) Includes 35,714 shares held by Mr. Olson's wife, 84,619 shares issuable upon exercise of currently exercisable warrants held in trust for the benefit of Mr. Olson's children, and 50,000 shares issuable upon exercise of currently exercisable warrants owned by Mr. Olson's spouse. Mr. Olson disclaims beneficial ownership of these securities.

(2) Reflects 50,169 shares of common stock subject to stock options which are exercisable currently or within 60 days.

(3) Reflects 55,000 shares issuable upon exercise of currently exercisable options and 41,250 shares issuable upon exercise of currently exercisable warrants. Mr. Sippl resigned as Chief Executive Officer on April 30, 1998.

(4) Includes 20,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days held by Mr. Eibensteiner. Also includes 171,499 shares owned and 107,072 shares issuable upon exercise of currently exercisable warrants owned by Wyncrest Capital, Inc., an investment fund controlled by Mr. Eibensteiner.

(5) Includes 20,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days and 1,034 shares issuable upon exercise of currently exercisable warrants. Mr. Koentopf has resigned from the Board effective August 1, 1998.

(6) Information taken from such person's most recent Schedule 13G filing with the Securities and Exchange Commission ("SEC"). Such person's address is 7315 E. Peakview Avenue, Englewood, CO 80111.

(7) Information taken from such person's most recent Schedule 13G filing with the SEC. Includes 513,200 shares as to which such person has sole dispositive power and 275,000 shares as to which such person has sole voting power. Such person's address is 730 East Lake Street, Wayzata, MN 55391.

(8) Includes 283,975 shares of common stock subject to currently exercisable warrants and 145,169 shares of common stock subject to options exercisable currently or within 60 days. Also includes shares that may be deemed to be owned by Mr. Robert Olson through his spouse or a trust for the benefit of his children, as to which he disclaims beneficial ownership (see note (1) above).

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years (or such shorter applicable period) awarded to or earned by the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Company. No other executive officer of the Company earned an annual salary and bonus from the Company in excess of $100,000 during any of the three preceding fiscal years.

                           SUMMARY COMPENSATION TABLE




                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                 --------------
                                         ANNUAL COMPENSATION        AWARDS
                                       ------------------------  --------------
                                                                  COMMON STOCK      ALL OTHER
NAME AND PRINCIPAL             FISCAL                              UNDERLYING      COMPENSATION
POSITION                        YEAR    SALARY ($)    BONUS ($)    OPTIONS (#)       ($) (1)
-------------------           -------  ------------  ----------  --------------    ------------
Robert F. Olson                 1998     155,000            --            --         10,492
 President and Chief            1997     141,793            --            --         10,492
 Executive  Officer             1996     110,883           200            --         11,164


Jeffrey J. Sjobeck              1998     100,000            --        10,000             --
 Chief Financial Officer        1997      82,291         2,100        12,500             --
 and Secretary                  1996      66,146           200        26,907             --


James G. Sippl (2)              1998     150,000        21,000            --             --
 Chief Operating Officer        1997      26,154            --       100,000             --


(1)   Represents term life insurance premiums.
(2)   Mr. Sippl resigned on April 30, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth the number of individual grants of stock options made during fiscal year 1998 to the executive officers named in the Summary Compensation Table.


                             NUMBER OF       PERCENT OF                           MARKET
                              SHARES        TOTAL OPTIONS                          PRICE
                            UNDERLYING       GRANTED TO        EXERCISE OR        ON DATE
                              OPTIONS       EMPLOYEES IN       BASE PRICE        OF GRANT     EXPIRATION
       NAME                 GRANTED (#)      FISCAL YEAR        ($/SHARE)        ($/SHARE)       DATE
------------------------    -----------     -------------      -----------       ---------    ----------
Robert F. Olson.........          --            --                  --               --            --
Jeffrey J. Sjobeck......      10,000 (1)       1.1%               5.50             5.50        3/10/2008
James G. Sippl..........          --            --                  --               --            --

(1) Vesting of options is based on Mr. Sjobeck's performance.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

      The following table summarized information with respect to options held by the executive officers named in the Summary Compensation Table and the value of the options held by such persons at the end of fiscal 1998. No options were exercised by the executive officers named in the Summary Compensation Table during fiscal 1998.


                                      NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED IN-THE-MONEY
                                  OPTIONS AT FISCAL YEAR-END(#)        OPTIONS AT FISCAL YEAR-END ($) (1)
                                 --------------------------------     ------------------------------------
        NAME                      EXERCISABLE      UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
--------------------------       ---------------  ---------------     ---------------    -----------------
Robert F. Olson...........             --               --                    --                --
Jeffrey J. Sjobeck........         44,788           47,670               170,162           188,266
James G. Sippl............         40,000           60,000                46,000            69,000

(1) Based upon the difference between the option exercise price in each case and the last sale price of the common stock on March 31, 1998 (the last day of the Company's 1998 fiscal year), which was $6.25.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Stock Option and Compensation Committee (the "Compensation Committee") consists of Messrs. Eibensteiner, Holec and Waldron. There were no "interlocks" within the meaning of the rules and regulations of the SEC.

EMPLOYMENT AGREEMENTS

      In July 1996, the Company entered into three-year employment agreements with each of Robert F. Olson, the Company's President and Chief Executive Officer, and Jeffrey J. Sjobeck, the Company's Chief Financial Officer and Secretary. Mr. Olson and Mr. Sjobeck received annual base salaries of $155,000 and $100,000, respectively, in fiscal 1998 and each has the opportunity to earn performance-related bonuses, including stock options issued pursuant to the Company's 1994-1997 Stock Option and Compensation Plan. Pursuant to their respective agreements, neither Mr. Olson nor Mr. Sjobeck may disclose confidential information about the Company and each has agreed not to compete with the Company for a two-year period after any termination of employment. The Company may terminate either of Mr. Olson's or Mr. Sjobeck's employment without cause upon 120 days written notice to the Board of Directors. In the event of any such termination, Mr. Olson will be entitled to receive severance compensation equal to the greater of six months of his base salary or the balance of the compensation due and owing to him under his employment agreement, and Mr. Sjobeck will be entitled to 120 days severance pay.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Decisions on compensation of the Company's executives generally have been made by the Compensation and Stock Option Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Committee addressing the compensation policies for the Company for the year ended March 31, 1998 as they affected the Company's executive officers.

      The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Committee believes to be consistent with others in the Company's industry.

      There are three elements in the Company's executive compensation program, all determined by individual and corporate performance:

            -  Base salary compensation
            -  Annual incentive compensation
            -  Stock options

      Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

      Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Committee of executive management's performance, as well as market conditions.

      Awards of stock grants under the 1994-1997 Stock Option and Compensation Plan (the "Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives and other key employees. The Plan also permits the Committee to grant stock options to key personnel.

      The Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

                                          Ronald E. Eibensteiner
                                          Kenneth H. Holec
                                          Steven C. Waldron


                              CERTAIN TRANSACTIONS

      Prior to the July 31, 1996 merger of IntraNet Integration Group, Inc. into the Company (the "Merger"), the Company's assets consisted solely of its ownership of all of the rights in and to the "MacGregor" trademark pursuant to certain license agreements and certain related assets (the "MacGregor Rights"). Pursuant to and as a condition of the closing of the Merger, the Company was required to dispose of all of its existing assets such that, prior to closing, its balance sheet would show a tangible net worth, less non-current assets, of at least $3,000,000, cash of at least $1,000,000 and no liabilities. To satisfy such condition, and to produce a pre-closing balance sheet evidencing such tangible net worth, cash and the absence of liabilities, the Company completed a series of transactions that were approved by the Company's shareholders on July 30, 1996. Such transactions included the sale of the MacGregor Rights to Hutch Sports USA, Inc. ("Hutch"), a subsidiary of Roadmaster Industries, Inc. ("Roadmaster"). The Company and Roadmaster were both under the indirect common control of Henry Fong, then a director of the Company. As a result of his interest in such transaction, Mr. Fong (and his affiliates) abstained from voting in connection with the sale and transfer of the MacGregor Rights from the Company to Hutch.

      Hutch acquired the MacGregor Rights for a purchase price of $2,910,000, paid as follows: (i) $1,000,000 in cash; and (ii) the delivery of a one-year unsecured installment promissory note in the amount of $1,910,000, payable in twelve equal monthly installments bearing interest at the prime rate publicly announced by Bank America, N.A. The Company closed on the disposition of such assets immediately prior to closing on the Merger, but made such transaction effective February 1, 1996, and reduced the carrying amount of its intangible assets at January 31, 1996 by $1,200,000.

      In December 1996, the Company borrowed an aggregate of $250,000 from the wife of Robert Olson, and entered into binding commitments from each of James Sippl, the Company's then Chief Operating Officer, and Ronald Eibensteiner, a member of the Company's Board of Directors, pursuant to which each of Messrs. Sippl and Eibensteiner committed to lend the Company $150,000 and $125,000, respectively. In January 1997, the Company borrowed an aggregate of $50,000 from Mr. Sippl and, in February 1997, borrowed an additional $100,000 from Mr. Sippl. In March 1997, the Company borrowed an aggregate of $125,000 from Mr. Eibensteiner. In each such instance, the Company issued an unsecured promissory note bearing interest at the rate of 9% per annum for the aggregate principal amount of the indebtedness. As additional consideration for the loans, the Company issued each lender a five-year warrant to acquire a number of shares of the Company's common stock is equal to 20% of the principal amount of the indebtedness. The warrants have an exercise price of $4.00 per share.

      In June 1997, the Company converted an aggregate of $125,000 of the indebtedness to Mr. Olson's wife into 35,714 shares of its common stock. One hundred twenty-five thousand dollars of the indebtedness owing to Mr. Eibensteiner and $25,000 of the indebtedness owing to Mr. Sippl was converted into an aggregate of 30,000 shares of the Company's Series A Convertible Preferred Stock in July 1997. The remaining $250,000 of such indebtedness was repaid in April and May 1998.

      The Company contracts with an entity that provides programming services to certain of its customers. This entity is beneficially controlled by Robert Olson. Total fees under this contract arrangement for the years ended March 31, 1996, 1997 and 1998 were $51,000, $19,000 and $36,000, respectively.

      The Company has a revolving credit agreement with a bank that provides for borrowings of up to $3.85 million based on available collateral. Advances of $1,809,086 and $2,246,122 were outstanding as of March 31, 1997 and 1998, respectively. Advances are due on demand and accrue interest at the bank's base lending rate plus 2.5% (the effective rate of interest was 11.0% on March 31, 1997 and 1998). As of March 31, 1998 the Company had borrowing availability, based on available collateral, of approximately $500,000. The agreement is secured by substantially all Company assets and requires the Company to meet various covenants including maintenance of minimum levels of net worth. Up to $300,000 of borrowings are personally guaranteed by Mr. Olson. Total debt underlying this agreement, including long-term debt, was $2.7 million as of March 31, 1998.

                                 PROPOSAL NO. 2
                    PROPOSAL TO INCREASE THE NUMBER OF SHARES
               OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE
            COMPANY'S 1994-1997 STOCK OPTION AND COMPENSATION PLAN

      On July 31, 1996, the Board of Directors of the Company (the "Board") unanimously approved the 1994-1997 Stock Option and Compensation Plan (the "Plan") and 2,500,000 shares of common stock were reserved for issuance under the Plan. On July 21, 1998, the Board approved an amendment to the Plan to increase the number of shares reserved for issuance under the Plan by 600,000, to 3,100,000 shares. A complete text of the Plan is set forth as Exhibit A to this Proxy Statement. The brief summary of the Plan which follows is qualified in its entirety by reference to the complete text.

GENERAL

      The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of and consultants to the Company.

      The Plan provides that a committee (the "Committee") composed of at least two disinterested members of the Board or the entire Board if no Committee has been constituted may grant Incentives in the following forms: (a) stock options;
(b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to the Company (including officers and directors of the Company who are also employees of or consultants to the Company) selected from time to time by the Committee.

      The number of shares of common stock which may be issued under the Plan if this amendment is approved may not exceed 3,100,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 35.7% of the outstanding shares of common stock on July 21, 1998. On July 21, 1998, the closing sale price of the common stock as reported by NASDAQ was $5.25 per share.

STOCK OPTIONS

      Under the Plan, the Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years and one day from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option or may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

      The option price may be paid in cash, check, bank draft or by delivery of shares of common stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of common stock valued at their fair market value or as otherwise authorized by the Committee.

      In the event that an optionee ceases to be an employee of or consultant to the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

STOCK APPRECIATION RIGHTS

      A stock appreciation right or a "SAR" is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

      The Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

      Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of common stock, cash, or any combination of common stock and cash.

RESTRICTED STOCK

      Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares. The restrictions on restricted stock shall lapse immediately in the event of specified changes in corporate ownership or control.

STOCK AWARDS

      Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

PERFORMANCE SHARES

      Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive cash or payment of shares of common stock. The performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee. In the event of specified changes in corporate ownership or control, all payments of performance shares shall be made immediately.

CASH AWARDS

      A cash award consists of a monetary payment made by the Company to an eligible participant as additional compensation for his or her services to the Company. Payment may depend on the achievement of specified performance objectives. The amount of any monetary payment constituting a cash award shall be determined by the Committee.

NON-TRANSFERABILITY OF MOST INCENTIVES

      No stock option, SAR, performance share or restricted stock granted under the Plan will be transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an employee's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

AMENDMENT OF THE PLAN

      The Committee or the Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of common stock which may be issued to all employees under the Plan, (c) materially change or expand the types of Incentives that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants. Certain Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the Plan, or change the requirements for eligibility under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock pursuant to the Plan. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder's particular status.

      Under existing Federal income tax provisions, a participant who receives a stock option, performance shares or a SAR under the Plan or who purchases or receives shares of restricted stock under the Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such Incentive is granted. A participant who receives a stock award under the Plan consisting of shares of common stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of common stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income. A participant who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

      When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

      Options which qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option;
(ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss;

     (iii) the optionee's basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

     The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income.

      If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

      When a stock appreciation right granted pursuant to the Plan is exercised, the participant will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

      A participant who receives restricted stock or performance shares subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. A participant may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

                                 PROPOSAL NO. 3
                     PROPOSAL TO APPROVE THE ADOPTION OF THE
                         1997 DIRECTOR STOCK OPTION PLAN

      On December 1, 1997, the Board unanimously approved the 1997 Director Stock Option Plan (the "Plan"), subject to approval by the shareholders. A complete text of the Plan is set forth as Exhibit B to this Proxy Statement. The brief summary of the Plan which follows is qualified in its entirety by reference to the complete text.

GENERAL

      The purpose of the Plan is to advance the interests of the Company and its shareholders by encouraging share ownership by members of the Board of Directors who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's common stock. The Plan provides that the Board may award nonqualified stock options to purchase shares of common stock from the Company to members of the Board who are not employees of the Company or any of its subsidiaries.

      The number of shares of common stock which may be issued under the Plan if this amendment is approved may not exceed 300,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 3.5% of the outstanding shares of common stock on July 21, 1998.

GRANT OF STOCK OPTIONS

      The Plan confers on the Board discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The term of an option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable upon the removal of the optionee from the Board without cause or in the event of specified changes in corporate control.

      The option price may be paid in cash, check, by delivery of shares of common stock valued at their fair market value at the time of purchase, or by a combination of the above.

      In the event that an optionee ceases to be a non-employee director for a reason other than death, any stock option or unexercised portion thereof which was otherwise exercisable on the date the optionee ceases to be a non-employee director shall expire six months after such date, but in no event after the option would otherwise have expired under the Plan. If an optionee dies, any stock option or unexercised portion thereof which was otherwise exercisable on the date of death may be executed by his or her executors, administrators, heirs or distributees within one year after the date of death, but in no event after the option would otherwise have expired under the Plan.

NON-TRANSFERABILITY

      No stock option granted under the Plan will be transferable by its holder except, in the event of the holder's death, by will or the laws of descent and distribution.

AMENDMENT OF THE PLAN

      The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, become effective without shareholder approval if such approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act. In addition, no amendment to the Plan may materially and adversely affect any right of any optionee with respect to an outstanding option without such optionee's written consent.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock under the Plan. These tax considerations are stated in general terms and are based on the Code, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder's particular status.

      Under existing Federal income tax provisions, a participant who receives a stock option under the Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such option is granted.

      When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

      If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. Since the option is a nonstatutory option, the gain recognized on exercise is added to the basis. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

PROXIES AND VOTING

      The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote on the proposal to approve the adoption of the Plan (the "Proposal") or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for approval of the Proposal. A shareholder who abstains with respect to the Proposal is considered to be present and entitled to vote on the Proposal at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the Proposal, shall not be considered present and entitled to vote thereon. All shares represented by proxies will be voted FOR the Proposal unless a contrary choice is specified.

NEW PLAN BENEFITS

      The following table sets forth grants of options that have been made to the following individuals or groups of individuals listed, which options are subject to approval by shareholders of the proposal to adopt the Plan:

             NAME AND POSITION                      NUMBER OF SHARES
             -------------------------------------- ----------------
             Paul R. Anderson......................     30,000
             Ronald E. Eibensteiner................     30,000
             David D. Koentopf (1).................     30,000
             Kenneth H. Holec......................     30,000
             Steven C. Waldron.....................     30,000
             Executive Group.......................        --
             Non-Executive Director Group..........    150,000
             Non-Executive Officer Employee Group..        --

(1) Such options were granted to Mr. Koentopf prior to his resignation from the Board.

                                  OTHER MATTERS

SHAREHOLDER PROPOSALS

      Shareholders wishing to present proposals for action by the shareholders at the 1999 annual meeting must present such proposals at the principal offices of the Company not later than April 9, 1999. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

INDEPENDENT ACCOUNTANTS

      On March 6, 1998, the Company dismissed Ernst & Young, LLP as its independent public accountants responsible for auditing the Company's financial statements, and appointed Grant Thornton LLP as its independent public accountants to audit the Company's financial statements for the fiscal year ending March 31, 1998. This action was taken by the Board of Directors with the Audit Committee of the Board unanimously approving the written action. Ernst & Young, LLP's report for the fiscal year ended March 31, 1997 contained a qualification concerning the Company's ability to continue as a going concern. During such fiscal year period and the subsequent interim period preceding the Company's dismissal of that firm, there have been no disagreements with Ernst & Young, LLP on any matter concerning accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

      For the fiscal year ended March 31, 1996, Lund Koehler Cox & Arkema, LLP acted as certified public accountants responsible for auditing the Company's financial statements. Lund Koehler Cox & Arkema, LLP's report for the 1996 fiscal year contained no adverse opinions, disclaimers or qualifications, or modifications as to uncertainty, audit scope or accounting principles, and during such fiscal year period and the subsequent interim period preceding the Company's dismissal of that firm, there were no disagreements with Lund Koehler Cox & Arkema, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Lund Koehler Cox & Arkema, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

      During the Company's fiscal years ended March 31, 1997 and 1996 and the subsequent interim period through March 6, 1998, the Company did not consult with Grant Thornton LLP on any item regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (2) the subject matter of a disagreement or reportable event with the former independent accountants.

      A representative of Grant Thornton LLP is expected to attend this year's Annual Meeting of Shareholders and will be available to respond to appropriate questions from shareholders.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended March 31, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Robert F. Olson did not timely file a Form 4 which was due on July 10, 1997 to report conversion of a promissory note held by his wife to common stock. Mr. Olson filed a Form 4 on March 20, 1998.

SOLICITATION

      The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

      The Board does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                       By Order of the Board of Directors

                                       /s/ Jeffrey J. Sjobeck
                                       Jeffrey J. Sjobeck
                                       Secretary

                                                                       EXHIBIT A

                            INTRANET SOLUTIONS, INC.
                 1994-1997 STOCK OPTION AND COMPENSATION PLAN


      1. PURPOSE. The purpose of this 1994-1997 Stock Option and Compensation Plan (the "Plan") of IntraNet Solutions, Inc. (the "Company") is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees and certain key consultants. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $.01 par value, of the Company ("Common Stock"), monetary payments, or both on terms determined under this Plan.

      2. ADMINISTRATION. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company, or the entire Board of Directors, until such time as a stock option committee is formed. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors of the Company. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and the regulations promulgated thereunder (the "1934 Act"). The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and any action so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

      3. ELIGIBLE PARTICIPANTS. Employees of or consultants to the Company or its subsidiaries or affiliates (including officers and directors, but excluding directors who are not also employees of or consultants to the Company or its subsidiaries or affiliates), shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation of officers of the Company or its subsidiaries or affiliates and any performance objectives relating to such officers' participation must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

      4. TYPES OF INCENTIVES. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (section 6); (b) stock appreciation rights ("SARs") (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); (e) performance shares (section 9); and (f) cash awards (section 10).

      5. SHARES SUBJECT TO THE PLAN.

         5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 2,500,000 shares of $.01 par value Common Stock.

         5.2. CANCELLATION. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof. such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

            5.3. TYPE OF COMMON STOCK. Common Stock issued under the Plan in connection with stock options, SARS, performance shares, restricted stock or stock awards may be in the form of authorized and unissued shares.

      6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

            6.1. PRICE. The option price per share shall be determined by the Committee subject to adjustment under Section 11.6.

            6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

            6.3. DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

            6.4. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

            6.5. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended):

                  (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company's plans) shall not exceed $100,000;

                  (b) Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

                  (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the stockholders.

                  (d) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

                  (e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

                  (f) No Incentive Stock Options shall be granted to any
            participant who, at the time such option is granted, would own (within the meaning of Section 422A of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

      7. STOCK APPRECIATION RIGHTS. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof; the amount of which is determined pursuant to the formula set forth in Section 7.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option, or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

            7.1. NUMBER. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

            7.2. DURATION. Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

            7.3. EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

            7.4. PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934
      Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

                 (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

                 (b) the Fair Market Value of a share of Common Stock on the exercise date.

            In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

      8. STOCK AWARDS AND RESTRICTED STOCK. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

            8.1. NUMBER OF SHARES. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

            8.2. SALE PRICE. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

            8.3. RESTRICTIONS. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

                 (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

                 (b) a requirement that the holder of shares of restricted
            stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

                 (c) such other conditions or restrictions as the Committee may deem advisable.

            8.4. ESCROW. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                 "The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1994-1997 Stock Option and Compensation Plan of IntraNet Solutions, Inc. (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company."

            8.5. END OF RESTRICTIONS. Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

            8.6. STOCKHOLDER. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

      9. PERFORMANCE SHARES. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

            9.1. PERFORMANCE OBJECTIVES. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulae established in the award.

            9.2. NOT STOCKHOLDER. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company until the payment of shares of Common Stock with respect to an award.

            9.3. NO ADJUSTMENTS. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

            9.4. EXPIRATION OF PERFORMANCE SHARE. If any participant's employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participant's rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination by reason of death, disability, or normal retirement, the Committee, in its own discretion, may determine what portions, if any, of the performance shares should be paid to the participant

      10. CASH AWARDS. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his or her services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee deems appropriate.

      11.   GENERAL.

            11.1. EFFECTIVE DATE. The Plan will become effective upon its approval by a majority of the outstanding shares of Common Stock of the Company at a meeting of stockholders duly called and held.

      Unless approved within one year after the date of the Plan's adoption by the Committee or by the Board of Directors, the Plan shall not be effective for any purpose.

            11.2. DURATION. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

            11.3. NON-TRANSFERABILITY OF INCENTIVES. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof except, in the event of the holder's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

            11.4. EFFECT OF TERMINATION OR DEATH. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

            11.5. ADDITIONAL CONDITION. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            11.6. ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

            11.7. INCENTIVE PLANS AND AGREEMENTS. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

            11.8. WITHHOLDING.

                  (a) The Company shall have the right to withhold from any
            payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                  (b) Each Election must be made prior to the Tax Date. The
            Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

                  (c) If a participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, then an Election must comply with all of the requirements of the 1934 Act.

            11.9. NO CONTINUED EMPLOYMENT, ENGAGEMENT OR RIGHT TO CORPORATE ASSETS. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of, or to continue his or her consulting engagement for, the Company for any period of time or any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons' beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

            11.10. DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

            11.11. AMENDMENT OF THE PLAN. The Committee or the Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 11.6: (a) change or impair, without the consent of the recipient, an Incentive previously granted; (b) materially increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan; (c) materially increase the benefits which may be granted under the Plan; (d) materially modify the requirements as to eligibility for participation in the Plan; or (e) materially increase the benefits accruing to participants under the Plan.

            11.12. IMMEDIATE ACCELERATION OF INCENTIVES. Notwithstanding any provision in this Plan or in any Incentive to the contrary: (a) the restrictions on all shares of restricted stock shall lapse immediately;
      (b) all outstanding options and SARs will become exercisable immediately; and (c) all performance shares shall be deemed to be met and payment made immediately, if subsequent to the date that the Plan is approved by the Committee or the Board of Directors of the Company, any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

                  (1) any person or group of persons becomes the beneficial
            owner of 30% or more of any equity security of the Company entitled to vote for the election of directors;

                  (2) a majority of the members of the Board of Directors of the
            Company is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

                  (3) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

            For purposes of this Section 11.12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a
      Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of the provision in (1) above, the limitations of this Plan shall not become applicable again should the person cease to own 30% or more of any equity security of the Company.

            For purposes of this Section 11.12, "Continuing Directors" are directors: (a) who were in office prior to the time that any of the provisions in (1), (2) or (3) above occurred or any person who has publicly announced an intention to acquire 20% or more of any equity security of the Company; (b) directors in office for a period of more than two years; and (c) directors nominated and approved by the existing Continuing Directors.

            11.13. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined by reference to the last sale price of a share of Common Stock on the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed (the "Exchange"), or, on the National Association of Securities Dealers, Inc. Automatic Quotation System (including the National Market System) ("NASDAQ") on the applicable date, or if the Company's Common Stock has not yet been listed on the Exchange, the Board of Directors may determine an alternate methodology to determine "Fair Market Value." If the Exchange or NASDAQ is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on the Exchange or NASDAQ.

                                                                       EXHIBIT B

                            INTRANET SOLUTIONS, INC.
                         1997 DIRECTOR STOCK OPTION PLAN

      1. PURPOSE. The purpose of the IntraNet Solutions, Inc. 1997 Director Stock Option Plan (the "Plan") is to advance the interests of IntraNet Solutions, Inc. (the "Company") and its shareholders by encouraging share ownership by members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's common stock.

      2. ADMINISTRATION. The plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

      3. PARTICIPATION. Each member of the Board who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with Paragraph 5 below.

      4. AWARDS UNDER THE PLAN.

      (a) Awards under the Plan shall include only Options, which are rights to purchase common stock of the Company, having $.01 par value (the "Common Stock"). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

      (b) There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 300,000 shares of Common Stock, subject to adjustment as provided in Paragraph 6 below. If any Option is canceled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

      (c) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

      5. NONQUALIFIED STOCK OPTIONS. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

      (a) The Option exercise price shall be the "Fair Market Value" (as herein defined) of the Common Stock subject to such Option on the date the Option is granted. Fair Market Value shall be the closing sales price of a share of Common Stock on the date of grant as reported on the Nasdaq Market or, if the Nasdaq Market is closed on that date, on the last preceding date on which the Nasdaq Market was open for trading, but in no event will such Option exercise price be less than the par value of the Common Stock.

      (b) The Board shall determine the number of shares of Common Stock subject to each Option granted to Non-Employee Directors and, subject to Section 5(d) hereof, the vesting schedule of each such Option. Notwithstanding the foregoing, once such Options become outstanding, a Non-Employee Director will still be entitled to the anti-dilution adjustments provided for in Section 6 hereof.

      (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

      (d)   Options shall not be exercisable:

            (i) except pursuant to the vesting schedule established by the Board of Directors and after the expiration of ten years from the date it is granted. Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full: (i) upon the removal of the Non-Employee Director from the Board without cause; or (ii) in the event of a "change in control" of the Company, as defined in any existing agreements between the Company and its senior officers.

            (ii) unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a Fair Market Value equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock as aforesaid; and

            (iii) unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

                  (A) if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within six months of the date he ceased to be a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any Common Stock as to which he could have exercised on the date he ceased to be such a Non-Employee Director; or

                  (B) if any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any shares subject to the Option.

      6. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of substantially all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

      7.    MISCELLANEOUS PROVISIONS.

      (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

      (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

      (c) Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

      (d) It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.

      (e) The expenses of the Plan shall be borne by the Company.

      (f) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

      (g) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

      8. AMENDMENT OR DISCONTINUANCE. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

      9. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur upon the adoption of a resolution of the Board terminating the Plan or ten years from the date the Plan is initially approved and adopted by the shareholders of the Company. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

      10. EFFECTIVE DATE OF PLAN. The Plan will become effective on the date that it is approved by the affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the Company's Special Meeting of Shareholders.

                            INTRANET SOLUTIONS, INC.
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 16, 1998

        The undersigned, a shareholder of IntraNet Solutions, Inc., hereby appoints Robert F. Olson and Jeffrey J. Sjobeck, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of IntraNet Solutions, Inc. to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota, 55343 at 3:30 p.m. on Wednesday, September 16, 1998, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

    (1) Election of Directors:

       [ ] FOR all nominees
       (except as marked to the contrary below)
                                      [ ] WITHHOLD AUTHORITY
                                       to vote for all nominees listed below
          ROBERT F. OLSON     JEFFREY J. SJOBECK     PAUL R. ANDERSON
       RONALD E. EIBENSTEINER     KENNETH H. HOLEC     STEVEN C. WALDRON

      To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

    ------------------------------------------------------------------------

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES,
         FOR THE AMENDMENT TO THE COMPANY'S 1994-1997 STOCK OPTION AND
                               COMPENSATION PLAN
          AND FOR THE ADOPTION OF THE 1997 DIRECTOR STOCK OPTION PLAN.

    (2) To approve an amendment to the Company's 1994-1997 Stock Option and Compensation Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,500,000 to 3,100,000 shares.

          FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

        (Continued, and to be COMPLETED AND SIGNED, on the reverse side)

    (CONTINUED FROM OTHER SIDE)

    (3) To approve the adoption of the 1997 Director Stock Option Plan.

          FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

    (4) Upon such other business as may properly come before the meeting or any adjournments thereof.

          FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the amendment to the Company's 1994-1997 Stock Option and Compensation Plan and FOR the proposal to adopt the 1997 Director Stock Option Plan.

                                              Dated:           , 1998

                                              X
                                              ------------------------------
                                              X
                                              ------------------------------

                                              (Shareholder must sign exactly
                                              as the name appears at left.
                                              When signed as a corporate
                                              officer, executor,
                                              administrator, trustee,
                                              guardian, etc., please give
                                              full title as such. Both joint
                                              tenants must sign.)